Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-225117) pertaining to the Luminex Corporation 2018 Equity Incentive Plan;

(2)	Registration Statement (Form S-8 No. 333-218176) pertaining to the Luminex Corporation Amended and Restated Employee Stock Purchase Plan;

(3)	Registration Statement (Form S-8 No. 333-204170) pertaining to the Luminex Corporation Third Amended and Restated 2006 Equity Incentive Plan;

(4)	Registration Statement (Form S-8 No. 333-181485) pertaining to the Luminex Corporation Employee Stock Purchase Plan;

(5)	Registration Statement (Form S-8 No. 333-181484) pertaining to the Luminex Corporation Second Amended and Restated 2006 Equity Incentive Plan;

(6)	Registration Statement (Form S-8 No. 333-159382) pertaining to the Amended and Restated 2006 Equity Incentive Plan;

(7)	Registration Statement (Form S-8 No. 333-141042) pertaining to the Tm Bioscience Corporation Share Option Plan;

(8)	Registration Statement (Form S-8 No. 333-134450) pertaining to the Luminex Corporation 2006 Equity Incentive Plan and the Luminex Corporation 2006 Management Stock Purchase Plan;

(9)	Registration Statement (Form S-8 No. 333-118772) pertaining to the Balthrop Non-Qualified Stock Option Agreement of Luminex Corporation;

(10)	Registration Statement (Form S-8 No. 333-87918) pertaining to the 2001 Broad-Based Stock Option Plan of Luminex Corporation;

(11)	Registration Statement (Form S-8 No. 333-46686) pertaining to the 2000 Long-Term Incentive Plan of Luminex Corporation;

(12)	Registration Statement (Form S-3 No. 333-151691) pertaining to the Automatic Shelf Registration of Securities of Luminex Corporation

of our reports dated February 27, 2020, with respect to the consolidated financial statements of Luminex Corporation, and the effectiveness of internal control over financial reporting of Luminex Corporation, included in this Annual Report (Form 10-K) for the year ended December 31, 2019.

/s/ Ernst & Young LLP
Austin, Texas
February 27, 2020